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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the inclusion in this Registration Statement on Form S-3 of our report dated March 3, 1999, except as to Footnote 17 which is as of January 24, 2000 relating to the financial statements. We also consent to the incorporation by reference of our report dated March 3, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


January __, 2000